Exhibit 99.1

Uranium Energy Corp Announces Re-Election of Executive Vice President - Scott Melbye as President of the Uranium Producers of America

Corpus Christi, TX, March 29, 2023 - Uranium Energy Corp (NYSE American: UEC; “UEC” or the “Company”) is pleased to announce that Scott Melbye, UEC’s Executive Vice President, has been re-elected to serve another term as President of the Uranium Producers of America (“UPA”).

Amir Adnani, President and CEO stated: “We congratulate Scott on his re-election to the position of President of the UPA. His re-election marks his third term as President and is a tribute to his long-standing reputation of excellence and leadership in the uranium industry. UEC’s industry leadership is a result of our team’s dedication to high performance standards associated with the nuclear fuel industry. Their excellence and decades of experience serves the Company well and provides a solid foundation for our future growth and success.”

Scott Melbye, Exeutive Vice President stated: “I am honored to serve again as UPA President during this exciting time in our industry where so much bipartisan support exists for clean, carbon-free nuclear energy. The key focus of our organization is to continue emphasizing the importance of a revitalized U.S. uranium industry, especially in light of world events with Russia in Ukraine, and Chinese threats to Taiwan. Absent a robust domestic production industry, America’s critical and strategic mineral requirements, including uranium, are increasingly vulnerable to supply disruptions.”

Mr. Melbye continued: “About 20% of U.S. electricity is produced by nuclear energy, yet we are importing almost 60% of our uranium requirements from former Soviet Union countries, including Russia, Kazakhstan and Uzbekistan. The UPA members are all taking major steps through their American operations, investments, and workforces to help reduce that dangerous reliance with the highest standards of health, safety and environmental stewardship.”

The UPA was founded in 1985 to promote a sustainable and strong domestic uranium and conversion industry while being environmentally sensitive to surrounding communities where they operate and reside. The UPA supports policies that will ensure United States energy independence and national security with domestic uranium serving as a prominent and stable component of those goals. The UPA is committed to working with Congress and the Administration to develop long-term energy solutions that will provide a sustainable and stable domestic supply of uranium.

About Uranium Energy Corp

Uranium Energy Corp is the fastest growing supplier of the fuel for green energy transition to a low carbon future. UEC is the largest, diversified North American focused uranium company, advancing the next generation of low-cost, environmentally friendly In-Situ Recovery (“ISR”) mining uranium projects in the United States and high-grade conventional projects in Canada. The Company has two production-ready ISR hub and spoke platforms in South Texas and Wyoming, anchored by fully licensed and operational central processing plants. UEC also has seven U.S. ISR uranium projects with all their major permits in place. Additionally, the Company has diversified uranium holdings including: (1) one of the largest physical uranium portfolios of U.S. warehoused U3O8; (2) a major equity stake in Uranium Royalty Corp., the only royalty company in the sector; and (3) a pipeline of resource stage uranium projects. The Company's operations are managed by professionals with decades of hands-on experience in the key facets of uranium exploration, development and mining.

For additional information, please contact:

Uranium Energy Corp Investor Relations
Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

Twitter: @UraniumEnergy

Stock Exchange Information:
NYSE American: UEC
Frankfurt Stock Exchange Symbol: U6Z
WKN: AØJDRR
ISN: US916896103

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian securities laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. Many of these factors are beyond the Company’s ability to control or predict. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company's filings with the Securities and Exchange Commission. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This news release shall not constitute an offer to sell or the solicitation of an offer to buy securities.